                                                                   EXHIBIT 10(c)

                              AMENDED AND RESTATED
                                LICENSE AGREEMENT

                           (Australia and New Zealand)

  Agreement dated to be effective as of the 25th day of January, 1999, between Tandy Corporation ("Tandy") and InterTAN Australia Ltd. ("ITA").

  Tandy is a corporation organized under the laws of the State of Delaware, having its principal place of business at 100 Throckmorton Street, Suite 1800, Fort Worth, TX, 76102. ITA is an entity organized under the laws of the state of New South Wales, Australia, having a principal place of business at 91 Kurrajong Avenue, Mt. Druitt, N.S.W. ITA is a wholly-owned subsidiary of InterTAN, Inc. ("ITI").

  Tandy has adopted, used, and owns TANDY ELECTRONICS as a trade name and service mark in Australia and New Zealand in connection with the operation of retail store services dealing primarily in electronic products and computers and distribution of catalogs in Australia and New Zealand. Tandy also owns those trademarks identified in attached Exhibit 1.

  ITA wishes to continue to use TANDY ELECTRONICS as a trade name and service mark for the operation of ITA owned (or managed) or ITA franchised retail stores in Australia and New Zealand dealing primarily in electronic products and related services including catalog, mail order and repair services in Australia and New Zealand. ITA also wishes to make or to have made certain products under certain trademarks identified in Exhibit 1.

  Now, therefore, it is agreed as follows:

     1. Tandy grants an exclusive nonassignable license to ITA, provided ITA is duly appointed a registered user if so required by applicable law, to use, and to grant sub-licenses to others as herein provided, to use TANDY ELECTRONICS as a trade name and service mark in Australia and New Zealand in connection with the operation of ITA owned or ITA franchised retail stores dealing primarily in electronic products and related services including catalog, mail order and repair services rendered in such stores in Australia and New Zealand, such use being subject to royalties payable in accordance with paragraph 5 hereof.

     2. Tandy grants to ITA a nonexclusive, nonassignable, royalty-free license under all trademarks owned by Tandy and used currently (or formerly) in the United States by Radio Shack, a division of Tandy, and which are identified in Exhibits 1 (Australia) and 1(a) (New Zealand) attached to this Agreement, for use in Australia and New Zealand in connection with the advertising and sale of products purchased through A&A International, Inc., a wholly-owned subsidiary of Tandy ("A&A"), and on (1) those products on which such trademark is used currently (or formerly) in the United States by Radio Shack which ITA does not purchase through A&A and which, as of the date hereof, ITA makes or has made for it by anyone other than Tandy or one of its subsidiaries, all as identified in Exhibit 2 attached to this Agreement, and which shall be sold only in accordance with the provisions of this Agreement in Australia and New Zealand or (2) such other products as Tandy may approve (collectively the "Products"). The license granted under this paragraph 2 shall be limited to use of the trademarks on and advertising of the Products. All flyers, catalogs or other printed materials used to advertise trademarked products must contain a notice identifying by name the Tandy trademarks used therein (as identified in Exhibits 1 and 1(a)) and must explicitly state that these trademarks are owned by Tandy Corporation and are used under license. Tandy agrees that it will be sufficient for such notice to identify Tandy trademarks with an asterisk, together with an explanatory note that the asterisk identifies a trademark of Tandy which is used under license.

     3. The licenses granted in paragraphs 1 and 2 shall include the right to grant sublicenses, subject to the terms of this Agreement, only to (a) dealers for use with dealer programs in Australia and New Zealand, (b) franchisees for use with franchise programs in Australia and New Zealand, and (c) export dealers, as the case may be, located in New Zealand, to resell products on which the trademarks are used. All sublicenses shall conform with the terms of this license and shall be subject to similar terms and conditions (subject to the last sentence of this paragraph 3) as the dealer and franchise agreements heretofore in use by Tandy, as exemplified by the attached Exhibits 3(a) and 3(b). Any provisions in any agreement pertaining to Tandy not in conformity with Exhibits 3(a) and 3(b), and any changes to provisions pertaining to Tandy in previously approved agreements must be approved in writing by Tandy prior to their use by ITA. No sublicense shall be granted unless Tandy's rights to the trademarks and service marks sublicensed are secured under applicable law, pursuant to appropriate filings of applications for registrations and the filing and procuring of appropriate approvals for such use including, but not limited to, registered user registrations, where applicable. All dealer, export dealer, and franchise agreements entered into or received after the date hereof shall disclose that Tandy is the owner of the trade name and service mark being sublicensed, as well as all trademarks identified in Exhibits 1 and 1(a), and, to the extent ITA can, shall give Tandy the right to inspect the premises of each dealer, export dealer, and franchisee to assure the quality of service and merchandise. At the end of each fiscal quarter, ITA will provide Tandy with a list of its dealers and export dealers for quality control purposes.

     4. (a) The initial term of this Agreement shall be from

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November 3, 1993 to June 30, 2006. However, beginning July 1, 1997 and continuing annually an additional year shall be automatically added to the initial term each July 1 thereafter until July 1, 2000 in the manner set out in the example below:

          EXAMPLE:    Date:         Term Extended To:
                      ----          ----------------

                    July 1, 1997     June 30, 2007
                    July 1, 1998     June 30, 2008
                    July 1, 1999     June 30, 2009
                    July 1, 2000     June 30, 2010
                    July 1, 2001     June 30, 2010 (Term not extended
                                     automatically)

Either party may terminate this Agreement at any time without cause during the initial term or any extension thereof set out above by providing the other party five (5) years prior written notice of termination. Such termination shall be effective on June 30 next following the expiration of five (5) years from the date appearing on the written notice of termination. Any and all of the foregoing notwithstanding, this Agreement shall automatically terminate on the termination of the Amended and Restated Merchandise Agreement between, inter alia, Tandy and ITA, dated effective as of January 25, 1999. On or before June 30, 2005, the parties agree to discuss further extension of this Agreement, however, such discussions shall not imply any duty whatsoever on the part of Tandy to do anything beyond discussing the matter.

     (b) Any extensions of the licenses herein granted beyond the terms set forth in paragraph 4(a) of this Agreement shall be at the sole discretion of Tandy. It is hereby agreed that any such extensions that are granted by Tandy will include payment of royalties from ITA to Tandy at a rate which shall be negotiated and agreed by the parties in good faith prior to any such extension.

     (c) Tandy may permit other uses by ITA of the above-licensed trade name, service mark and trademarks (e.g. use of trade name and service mark on the Internet), such use being subject to (i) whatever rules, regulations, procedures, conditions and restrictions as Tandy may impose upon ITA, and (ii) royalties payable in accordance with paragraph 5 hereof.

     5. (a) ITA shall pay to Tandy a royalty on Gross Revenue derived from all retail stores or other facilities of any kind or nature using or deriving benefit directly or indirectly from the use of service marks or trade names licensed under Paragraph 1 hereof. Such royalty shall be calculated, on a consolidated basis with the other members of the ITI-Group, and paid by ITA, in U.S. dollars to Tandy in Fort Worth, Texas, U.S.A. concurrently with the submission of the Royalty and Sales Report specified in Section 5(c) at the following rates:

               (i) On ITI-Group Gross Revenue (excluding income from services) derived from sales of product purchased through A&A International, Inc. ("A&A-sourced Products") the rate shall be determined as follows:

                 Schedule of Royalties for A&A-sourced Products
                 ----------------------------------------------

   Percent of ITI-Group Gross Revenue             ITI-Group
     (excluding income from services)         Royalty Percentage
        From A&A-sourced Products

          46.9% or less                              1.00%
          47.0% - 51.9%                              0.80%
          52.0% - 56.9%                              0.60%
          57.0% - 61.9%                              0.45%
          62% or greater                             0.35%


By September 30 of each year ITA and the ITI-Group shall calculate its consolidated revenue from sales of A&A-sourced Products (excluding income from services) for the most recently completed fiscal year ended June 30 and its total Gross Revenue (both excluding income from services and including income from services) from sales of all products and services for the most recently completed fiscal year ended June 30. The percentage of Gross Revenue represented by sales of A&A-sourced Products will be calculated by dividing the total Gross Revenue from sales of A&A-sourced Products (excluding income from services) by the total Gross Revenue from sales of all Products. The resulting percentage of Gross Revenue from A&A-sourced Products will be compared to the percentages listed in the column entitled "Percent of ITI-Group Gross Revenue from A&A-sourced Products (excluding income from services)" in the Schedule of
                                                                   -----------
Royalties for A&A-sourced Products set out above in order to determine the
----------------------------------
Royalty Percentage applicable to Gross Revenue from sales of A&A-sourced Products (excluding income from services) for the then-current fiscal year.


EXAMPLE:

FY 1998  Total Gross Revenue
     (excluding income from services) = 100

FY 1998  Gross Revenue (excluding income from services) from A&A-sourced
     Products =  50

50 [divided by] 100 = 50% of Gross Revenue of ITI-Group as a whole (excluding income from services) are from sales of A&A-sourced Products.

If 50% is compared to the first column of the Schedule of Royalties for A&A-
                                              -----------------------------
sourced Products, then for FY 1998, the Royalty Percentage is 0.80% on revenue
-----------------
from A&A-sourced Products

(excluding income from services), to be calculated and paid in accordance with this Section 5(a) and Section 5(c) below.

               (ii) On Gross Revenue derived from any and all other sources (including income from services), the rate shall be 1.00% of such Gross Revenue.

     Except where expressly stated otherwise, "Gross Revenue" as used herein shall mean all revenue of the ITI-Group derived from the sale or lease of products, and the rendering of services minus any returns or allowances.

     (b) In the event of the sale or distribution at a special price, directly or indirectly, to itself including without limitation any subsidiary of ITA, or to any person, firm, or corporation related in any manner to ITA or its officers, directors, or major stockholders, ITA shall pay a royalty with respect to such sales or distribution based upon the price generally charged to a third party by ITA in an arm's length transaction. It is hereby expressly understood, however, that in the event any products are sold by ITA to a subsidiary or division of ITA, or to another member of the ITI-Group (as hereafter defined), for the purpose of resale by such subsidiary, division, or ITI-Group company, then in that event the sale between ITA and such subsidiary or division or ITI-Group company shall not be included in the calculation of Gross Revenue.

     (c) On or before the 30th day following the close of each calendar quarter during the term of this Agreement, ITA and the ITI-Group shall furnish to Tandy a complete and accurate report, certified to be accurate by an officer of ITI. Such report shall show ITI-Group consolidated figures on the following: gross sales, itemized discounts and allowances deducted from gross sales price, and returns of all products and services sold during the preceding calendar quarter (all in U.S. dollars, calculated using the average exchange rate for such quarter) for each of Sections 5.a)(i) and 5.a)(ii). Each such report is to be accompanied by payment in full by ITA of its portion of the amount of royalties due. Receipt or acceptance by Tandy of any report furnished pursuant to this Agreement, or of any sums paid hereunder shall not preclude Tandy from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such reports or payments, they shall be rectified immediately and the appropriate payment made by ITA or refunded to ITA by Tandy, as the case may be, within 30 days of discovery.

     (d) ITA shall keep, maintain and preserve in ITA's principal place of business for at least seven (7) years following termination or expiration of the term of this Agreement, or any renewals hereof, complete and accurate records of accounts including without limitation invoices, production and receiving records, correspondence, banking and financial and other records pertaining to the various items required to be shown on the reports to be submitted by ITA. Such records and accounts shall be available for inspection and/or audit at any time or times during or after the term of this Agreement during usual business hours and upon reasonable request by Tandy or its nominees. ITA agrees not to cause or permit any interference with Tandy or its nominees in the performance of their duties of inspection and/or audit.

     (e) If any such inspection and/or audit shows that the amount of royalties paid by ITA to Tandy during the time period covered by such inspection and/or audit is less than the actual royalties that should have been paid by ITA by more than five percent (5%) of the amount actually paid to Tandy, then the reasonable cost of such inspection and/or audit shall be paid for by ITA.

     (f) The exercise by Tandy in whole or in part, at any time or times, of the right to inspect or audit records and accounts, or of any other right herein granted, or the acceptance by Tandy of any report, or the receipt or deposit by Tandy of any payment from ITA shall be without prejudice to any other rights or remedies of Tandy and shall not stop or prevent Tandy from thereafter disputing the accuracy of any such report or payment.

     6. [RESERVED]

     7. On termination of the licenses to one or more trade names, trademarks or service marks granted under paragraphs 1 and 2, ITA shall cease all use of such trade names, trademarks and service marks so licensed and shall cause all those in privity with it to similarly terminate such use. ITA shall also sign or have signed such documents as may be necessary to formally terminate such use, vest in Tandy all goodwill associated with such trade names, trademarks and service marks for which use has terminated, and to cancel any registered user registrations which may then be in effect or to otherwise rectify the applicable government records to the extent as may be required by law or by Tandy.

     8. All products made or services offered for sale under the licenses to one or more trade names, trademarks or service marks granted under paragraphs 1 or 2 shall be sold by ITA (a) at retail in Australia and New Zealand through retail stores owned, managed, or franchised by ITA, or through duly appointed dealers for use with dealer programs, or through franchisees for use with franchise programs, (b) through export dealers, as the case may be, in New Zealand, or (c) in such other manner as permitted by Tandy.

     9. (a) The licenses granted hereunder may be terminated by Tandy on written notice in the event of the occurrence of any of the following events of default:

               (i) ITA materially breaches this Agreement or fails to diligently enforce the obligations of dealers and franchisees under sublicenses and when permitted by law, after a request by Tandy, terminate such sublicenses when compliance by dealers and franchisees with their obligations related thereto is not seasonably made;

               (ii) ITA fails to make payments of sums that may become due hereunder, or under royalty bearing extensions as provided under paragraph 4;

               (iii) ITA fails to perform any other obligation under this License Agreement;

               (iv) an event of default occurs under the Amended and Restated Merchandise Agreement;

               (v) any member of the ITI-Group defaults on any agreement, including lease agreements, to which any member of the ITI-Group and Tandy are parties or are in privity with third parties; or

               (vi) there is a change of control of ITA, ITI, or InterTAN Canada Ltd. ("ITC") (which entities, together with their subsidiaries, comprise and are referred to collectively herein as, the "ITI-Group"). For purposes of this paragraph a "change of control" means:

     (A) The acquisition by any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof, (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of ITI) of the beneficial ownership of at least twenty percent (20%) of the then issued and outstanding shares of capital stock of ITI carrying voting rights in all circumstances;

     (B) The acquisition of ITA or ITC by any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof, (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of ITA or ITC) unless, as the result of such acquisition, not more than twenty percent (20%) of the then issued and outstanding capital stock of ITA or ITC carrying voting rights in all circumstances is acquired by persons other than ITI;

     (C) ITA, ITC or ITI merges or amalgamates with one or more other corporations unless, as a result of such merger or amalgamation, not more than twenty percent (20%) of the issued and outstanding shares in the capital stock of the merged or amalgamated corporation carrying voting rights in all circumstances are held by persons other than ITI or ITI's shareholders as existing before the merger or amalgamation;

     (D) A change in the composition of the Board of Directors of ITI, ITA or ITC that results in, on any day, a Board of Directors more than fifty percent (50%) of the members of which (excluding those members elected or appointed to replace deceased Directors or replacing any Executive Officer of ITI, ITA or ITC who was a Director on or prior to January 25, 1999) were not members of the Board of Directors two (2) years prior to such date; or

     (E) Substantially all the assets of ITI, ITA or ITC are sold.

          (b) ITA shall have the right to cure certain events of default as follows:

               (i) in the event of the occurrence of an event of default under paragraph 9(a)(i) through 9(a)(iii) above, ITI-Group shall have the right to cure such event of default within thirty (30) days from and after the date of written notice by Tandy of such event of default; provided, however, that the right to cure any such event of default shall be limited and shall not exceed a total of three times during each fiscal year on defaults under 9(a)(i) and 9(a)(iii) and payment defaults under 9(a)(ii) on monthly amounts due; or once each fiscal year on payment defaults under 9(a)(ii) on quarterly amounts due;

               (ii) in the event of the occurrence of an event of default under the provisions of paragraph 9(a)(iv) above, ITA shall have the right to cure such event of default in accordance with the provisions of the Amended and Restated Merchandise Agreement dated effective as of January 25, 1999) among the members of the ITI-Group, Tandy, and A&A;

               (iii) in the event of the occurrence of an event of default under paragraph 9(a)(v) above, ITA shall have the right to cure such event of default in accordance with the provisions, if any, relating to the cure of an event of default contained in any agreement included within the scope of the provisions of such paragraph.

          (c) ITA shall not have the right to cure an event of default resulting from a "change of control" of ITI, ITA or ITC, as described in paragraph 9(a)(vi) above.

     9.1 In the event any entity of the ITI-Group: (a) becomes insolvent, (b) initiates or otherwise becomes the subject of a bankruptcy or liquidation proceeding, or (c) enters into an arrangement for the benefit of creditors, Tandy may, on written notice and at its option, terminate or partially terminate or make non-exclusive the licenses herein granted.

     10. Nothing in the licenses herein granted shall vest in ITA or any party operating under a sublicense any title or ownership rights in any trade name, trademark or service mark owned by Tandy, including but not limited to RADIO SHACK, TANDY and/or TANDY ELECTRONICS, or any goodwill appurtenant thereto. Except to the extent as may be required by law to register "TANDY ELECTRONICS" as a trade name used by ITA, ITA expressly agrees not to register in any commercial register a trade name that includes "TANDY ELECTRONICS" as a part thereof for operation of its business or the business of a subsidiary or affiliate nor to permit a dealer, export dealer, or franchisee to do the same without the written authorization of Tandy. In the event that "TANDY ELECTRONICS" is registered as a trade name hereunder, ITA shall promptly on termination of the licenses herein granted or on termination of use of "TANDY ELECTRONICS" as a trade name, whichever is first, cancel such registration. In the event such registration is not promptly canceled by ITA hereunder, ITA does hereby give Tandy the full right and authority and power of attorney to take such steps as may be required to cancel said registration.

     11. ITA agrees to execute such additional documents and agreements as may be reasonably necessary to maintain in Tandy all rights, title, and interest in and to all trade names, trademarks and service marks currently owned by Tandy and licensed hereunder, and further, to execute such additional documents and filings including but not limited to registered user agreements, applications and affidavits that are reasonably necessary to effect the terms and purposes of this license.

     12. ITA agrees not to (a) infringe upon any trade name, trademark or service mark herein licensed; (b) use without the consent of Tandy any trade name, trademark or service mark that is a colorable imitation of or is likely to be confused with any trade name, trademark or service mark licensed hereunder;
(c) use or permit the use of any trade name, trademark or service mark licensed hereunder except in accordance with the terms of this license or as expressly authorized pursuant to modifications or extensions agreed to in writing by Tandy; (d) register under the trademark laws or service mark laws of any government in its own name or the name of a controlled entity or an entity in privity with it any trademark or service mark licensed hereunder unless so authorized in writing by Tandy; (e) use or permit a subsidiary or those in privity with it to use or register with any governmental agency as part of the name of an entity, domestic or foreign, any trademark or service mark herein licensed, (f) commit any act of passing off which is likely to damage Tandy or to dilute the value of any trade name, trademark, service mark or goodwill of Tandy and (g) sell products bearing the trademarks herein licensed except for products obtained from Tandy or its designated and approved sources until duly appointed as a registered user, if such registration is required by law.

     13. As used in this Agreement, the words, trade name, trademark, service mark and plurals thereof shall have meanings normally attributed to them under the laws of the United States.

     14. ITA agrees that after the termination or expiration of the licenses herein granted, it will not directly or indirectly own or operate in Australia and New Zealand retail facilities under, or use or advertise, any trade name, trademark or service mark which comprises or includes RADIO SHACK, THE SHACK, SHACK, TANDY, TANDY ELECTRONICS or any other mark used or owned by Tandy or any colorable imitations thereof without the express written permission of Tandy.

     15. ITA agrees that products sold under any trademark licensed hereunder and all packaging materials therefore shall be of first-class merchantable quality, manufactured in accordance with first-class quality standards prevailing in the industry and consistent with those maintained by Tandy in connection with comparable products. ITA further agrees that all products sold under any trademark herein licensed shall be made, sold, and advertised in conformity with all applicable laws, rules, regulations, and insurance requirements for the country in which such products are made and sold.

     16. (a) ITA shall, on reasonable request from Tandy, make available to Tandy samples of products which are being sold under any trademark licensed pursuant to this Agreement together with packaging, promotional and advertising material. Tandy shall have the right to make a reasonable determination that such products, packaging, promotional and/or the advertising material conform with standards of quality as herein required. In the event that Tandy determines that the standards of quality have not been maintained, it shall notify ITA in writing and ITA shall within 30 days of notification correct the items which do not conform to the standards of quality in accordance with the reasonable requests of Tandy. In the event that the necessary corrections to such nonconforming items cannot be effected within the 30-day period, ITA shall refrain from further manufacture, shipping and/or sale of such nonconforming items until appropriate compliance with this provision can be effected. Failure to comply with standards of quality as herein set forth shall be deemed a material breach of this Agreement.

         (b) i. No less than 60 calendar days prior to production of any Products to be sold under any trademark licensed pursuant to paragraph 2, ITA shall submit to Tandy specification sheets on and samples of such Products together with packaging, promotional and advertising material ITA intends to use in connection with such Products.

               ii. In the event that ITA is planning to source Products with a unit cost of goods to ITA of less than US$20.00 to be manufactured in non-Far-East countries ("Locally Sourced Products"), then all time periods specified in Section 16.b)i. shall be decreased to fifteen
          (15) calendar days after receipt by Tandy of the materials required by such Section 16.b)i., and, subject to Section 16.a) and for the purposes of this Section 16.b)ii. only, in the absence of Tandy's written response to ITA within said 15 day period, ITA may proceed with production of such locally sourced Products. Tandy may, but is not obligated to, authorize ITA to inspect and test locally sourced Products in strict compliance with standards, methods and procedures provided in writing to ITA by Tandy, and, in that event, ITA will allow Tandy access to its testing facilities at any time during normal business hours without notice for the purpose of verifying such compliance. All of Tandy's travel costs associated with such verification shall be borne by Tandy. Tandy may in its sole discretion raise or lower the unit cost of goods figure above at any time on 30 days prior written notice.

               iii. In the event that Tandy thereafter determines that any such Product does not meet the standards of quality required herein or has a trademark thereon inconsistent with the license granted in paragraph 2, Tandy shall so notify ITA in writing and ITA shall within 30 calendar days of notification correct the standards of quality and/or affix a trademark in accordance with the reasonable requests of Tandy. In the event that the necessary corrections to the quality standards of or the trademark on such Products cannot be effected within the 30-day period, ITA shall refrain from further manufacture of such products until appropriate compliance with this provision can be effected. Failure to comply with standards of quality and trademarks as herein set forth shall be deemed a material breach of this Agreement.

               iv. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, or by confirmed telecopy, addressed as follows:


                                       If to Tandy:

                                             Tandy Corporation
                                             100 Throckmorton Street, Ste. 1900
                                             Fort Worth, Texas 76102
                                                  Attn: Mr. David Christopher
                                             Fax:  (817)415-2647
                                             copy to

                                             Tandy Corporation
                                             100 Throckmorton Street, Ste. 1900
                                             Fort Worth, Texas 76102
                                                  Attn: Mr. Mark C. Hill
                                             Fax:  (817)415-2647


                                       If to ITA:

                                             InterTAN, Inc.
                                             The Royal Centre
                                             3300 Highway #7
                                             Suite 904
                                             Concord, Ontario L4K 4M3
                                             Attn:  General Counsel
                                             Fax:  (905)760-9722

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, mailed, or telecopied.

               (c) Products sold under any trademark licensed pursuant to paragraph 2 and which are (1) identical (as to form, fit, function, quality, specifications and trademark affixed) to Products sold in the United States by Radio Shack and (2) purchased from the same vendor as Radio Shack - U.S. shall not be subject to the pre-production submission requirements of paragraph 16(b). Tandy, however, may ascertain the compliance of such Products with the license terms herein by invoking the procedures provided and rights conferred in paragraph 16(a).

     17. In addition to complying with laws relating to packaging, ITA shall, imprint on all packaging and/or advertising material a legend in a form and substance satisfactory to Tandy to the effect that the trademarks used on the products are licensed and/or are used with the permission of Tandy.

     18. ITA agrees it will not use any licensed trademark, service mark or trade name in a manner which would be offensive to good taste, or which would injure the reputation or goodwill of Tandy, or of the products sold by Tandy. ITA agrees that it will actively use and promote the trade names, trademarks and service marks during the term of the license thereof, and that it will not abandon or take action which may be reasonably construed as an abandonment thereof. ITA agrees that it will not use the TANDY ELECTRONICS trade name or service mark in conjunction with any other trade name or service mark during the term of this Agreement. ITA further agrees that for the term hereof it will not sell products which are to be sold under trademarks licensed hereunder at any ITA-owned retail store not bearing the TANDY ELECTRONICS trade name.

     19. ITA agrees, upon request by Tandy, to provide it with the names and addresses of its supplier of products which are to be sold under trademarks licensed hereunder. ITA agrees to permit Tandy to inspect the premises owned, managed, or and operated by ITA and, to the extent ITA can, shall obtain permission from such licensees whose licenses are granted after the date hereof, and cooperate in obtaining permission from suppliers, and from sublicensees existing as of the date hereof, to allow a representative of Tandy to inspect the premises in which products bearing licensed trade names, trademarks and service marks are used and in which products to be sold under trademarks licensed hereunder are manufactured, stored, or sold by or for ITA, at reasonable times during normal business hours, for purposes of enabling Tandy to determine whether or not ITA is meeting acceptable standards of quality.

     20. ITA shall not during or subsequent to the term of any license hereunder contest Tandy's sole and exclusive ownership rights to any trade names, trademarks and service marks herein licensed, or raise or cause to be raised any questions or objections to registrations of same or to their validity. All uses by ITA and sublicensees of the trademarks, service marks and trade names herein licensed shall enure to the benefit of Tandy.

     21. Tandy shall, at its option, file and diligently pursue applications for registration of those trademarks which are used on products sold in Radio Shack facilities in the United States in those countries in which ITA resells such products as are purchased by it from Tandy. Failure to file and prosecute such applications, however, shall not be deemed a breach of this Agreement but shall only give rise to permit ITA to file such application and prosecute them in Tandy's name, if Tandy fails to do so within 60 days of request by ITA. If Tandy deems it advisable to seek registration or recordal of any trademark or service mark herein licensed or used by Tandy on products sold by it or under its authorization to ITA now or at any time during the term of this Agreement, ITA agrees to supply Tandy with such material as Tandy may reasonably request for such purposes and to give Tandy its full cooperation in connection therewith. In the event that ITA, for any reason, obtains a registration for any trademark or service mark herein licensed, or any part thereof, the same shall be assigned to Tandy promptly. In the event that a product upon which a mark licensed hereunder is sold by ITA but not by Tandy in a particular country and such product is not sold by Tandy in Radio Shack facilities in the United States, it shall be the responsibility of ITA to register such mark, at its own expense, in the name of Tandy and to become a Registered User to the extent so required. Tandy, however, may on written notice assume responsibility for such proceedings. Tandy shall be kept fully informed of all such proceedings. For purposes of prosecuting such applications, ITA shall be deemed to be acting as agent of Tandy.

     22. This Agreement shall not be deemed to constitute a partnership or joint venture between the parties or any other relation other than that of licensor and licensee. ITA shall have no authority to create or incur any liability or obligation binding on Tandy, and unless prohibited by law Tandy shall have no liability with respect to the manufacture or sale of products for which marks are herein licensed, their containers or other packing, promotion, or advertising of their fitness, quality, workmanship, character, or compliance with applicable law.

     23. In the event ITA learns of a third party use of a mark or name that may infringe upon or otherwise erode or diminish rights herein licensed, ITA shall promptly inform Tandy in writing.

     24. Tandy shall have the sole right to take such measures as its counsel deems reasonable and advisable under the circumstances to police and enforce its rights to trademarks herein licensed, and Tandy shall have no liability to ITA by reason of any action or inaction on Tandy's part, whether such action or inaction results in the inability of ITA to use any trade names, trademarks, or service marks herein licensed or to prevent others from using the same.

     25. Tandy shall have the initial right and responsibility but at ITA's entire expense to take such measures as its counsel deems reasonable and advisable under the circumstances to police and enforce its rights in respect to the trade names and service marks herein licensed, but Tandy shall have no liability to ITA by reason of any inaction on Tandy's part with respect to such enforcement. In the event that Tandy requests in writing, ITA shall, at its own expense, initiate and diligently pursue any third-party use of a trade name or service mark that, in the written opinion of Tandy's trademark counsel, infringes rights granted under paragraph 1. In any proceeding initiated by ITA, Tandy shall have the right to participate actively in the proceeding, at its own expense. ITA shall reimburse Tandy within 30 days of receipt of an itemized invoice therefore for all out-of-pocket expenses incurred hereunder.

     26. ITA agrees at its own cost and expense to defend and indemnify and save Tandy or its affiliates, including without limitation its subsidiaries and their respective stockholders, directors, officers, employees, and agents, harmless from and against any and all losses, liabilities, claims, suits, actions, proceedings, judgments, awards, damages, and expense including without limitation reasonable attorney fees that they or any of them may incur or suffer, which arise out of or is claimed by a claimant to arise from a state of facts which would constitute a breach by ITA of any of the terms of this Agreement. Tandy agrees to notify ITA promptly of any such claim. Tandy may at its own expense have counsel of its own choice represent it or its affiliates in such matter. However, if ITA fails to promptly and diligently defend, Tandy or its affiliate may, but shall have no obligation to, defend or settle the same without ITA's consent. ITA agrees to pay the cost of defense and/or settlement including without limitations reasonable counsel fees and judgments, awards, and settlements incurred by Tandy or its affiliates related thereto. Notwithstanding the foregoing, Tandy and its affiliates shall have sole control of such proceedings and settlements at ITA's expense if (1) the same would adversely affect a trade name, trademark or service mark herein licensed; or (2) an adverse result would damage the goodwill of Tandy; or (3) ITA fails to provide Tandy at its request proof satisfactory to Tandy of the financial responsibility of ITA or of its insurers for any judgment which may be entered or, in the absence of such proof, with a satisfactory surety bond to assure such payment.

     27. ITA agrees to carry product liability insurance for such coverage and in such amounts and with such insurers as shall be satisfactory to Tandy so long as it continues to use trade names, trademarks and service marks herein licensed. ITA agrees to name Tandy and its affiliates as additional insureds thereunder with provision that the insurer will not cancel such insurance without giving Tandy 30-days written notice by certified mail of any cancellation or of any other expiration of such insurance. ITA shall deliver to Tandy a certificate of its insurer to the foregoing effect upon the execution of this Agreement and upon any renewal or substitution of coverage.

     28. ITA acknowledges that Tandy has no adequate remedy hereunder at law for use of trade names, trademarks, or service marks in violation of this Agreement, and that Tandy shall be entitled to injunctive relief therefore.

     29. There are no representations or warranties that use of any trade name, trademark or service mark herein licensed will not infringe upon rights of others, or that Tandy's rights therein are sufficient to permit the licensed use herein set forth. Nor is there any representation or warranty by Tandy that the trademarks, trade names and service marks are duly registered or, if registered, I will be maintained, or that new applications for registration will be filed.

     30. These licenses hereunder and this Agreement may be assigned by Tandy but may not be assigned by ITA, except with the written permission of Tandy.

     31. This Agreement is entered into in and under the laws of the State of Texas, United States of America, and the terms and the conditions shall be construed thereunder. The parties to this Agreement expressly agree that the State of Texas shall have jurisdiction and venue in respect to any dispute arising under this Agreement. Tandy may, at its election, seek to enforce any provision of this Agreement or seek to negatively or affirmatively enjoin any other party to this Agreement from doing, or compelling it to do, any act prohibited or required by this Agreement, by instituting a lawsuit in any venue in a court of competent jurisdiction within or without the United States of America where the other parties to this Agreement, or any of them, are "found" or are "doing business" as those terms are construed and interpreted under the laws of the State of Texas.

     32. Any provision of this Agreement found to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the rest of this Agreement.

     33. This Agreement may not be varied or modified except by written instruments signed by an authorized officer of each party hereto.

     34. ITA agrees to pay Tandy all reasonable costs and expenses including, but not limited to, reasonable attorneys' fees, expenses and court costs incurred by Tandy in enforcing any provision of this Agreement.

     35. Notwithstanding anything herein to the contrary, Tandy may, in its sole discretion, waive any breach, default, or event of default arising under the terms of this Agreement. No failure or delay in exercising any right, power or remedy under any provision of this Agreement shall operate as a waiver of or otherwise shall prejudice any of the rights, powers or remedies of Tandy. No right, power or remedy herein conferred upon Tandy is intended to be exclusive of any other right, power or remedy, and each and every such right, power or remedy shall be cumulative of every other right, power or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                     TANDY CORPORATION

                                             /s/Dwain H. Hughes
                                     By:     Dwain H. Hughes
                                     Title:  Senior Vice President and
                                             Chief Financial Officer


                                     INTERTAN AUSTRALIA LTD.

                                             /s/Brian E. Levy
                                     By:     Brian E. Levy
                                     Title:  President

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